Exhibit 99.1

AV Homes Reports Results for Second Quarter 2014

Second Quarter 2014 Highlights - as compared to the prior year quarter (unless otherwise noted)

•	Total revenue increased 75% to $51.4 million

•	Homebuilding revenue increased 140% to $48.4 million

•	Net loss narrowed to $2.3 million, or ($0.10) per share

•	Closings increased 133% to 191 units

•	Net new orders increased 149% to $72.5 million on a 136% increase in units

•	Backlog value increased 96% to $123.7 million on 480 units

•	Selling Communities increased to 18 from eight and Communities with closings increased to 14 from seven

•	Company completed $200 million 8.5% Senior Notes Offering on June 30, 2014

Scottsdale, AZ (July 31, 2014) – AV Homes, Inc. (Nasdaq: AVHI) (“AV Homes” or the “Company”), a developer and builder of active adult and conventional home communities in Arizona, Florida and North Carolina, today announced results for its second quarter ended June 30, 2014. AV Homes reported a second quarter net loss of $2.3 million, or ($0.10) per share, compared to a net loss of $4.7 million, or ($0.36) per share, in the second quarter of 2013. Total revenue for the second quarter of 2014 increased 75% to $51.4 million from $29.5 million in the second quarter of 2013.

Roger A. Cregg, President and Chief Executive Officer, commented, “We had a solid second quarter and continue to improve our performance highlighted by an increase of 133% in homes delivered, 149% increase in net new orders on an increase of 136% in units, 140% growth in homebuilding revenue and narrowing the net loss by over 50% in the second quarter of 2014 compared to the same period last year. We continued to selectively acquire and open new communities in support of our long-term growth strategy, more than doubling our selling and closing communities compared to last year. In addition, we ended the second quarter of 2014 with a strong financial position and adequate liquidity to support further growth opportunities with the successfully completed issuance of $200 million in Senior Notes and the addition of a $65 million Secured Revolving Credit Facility closed during the second quarter. I am confident in our strategy and remain optimistic that our business is positioned to benefit from the improvements and recovering market conditions.”

The increase in total revenue for the second quarter of 2014 compared to the prior year period included a 140% increase in homebuilding revenue to $48.4 million. The increase in homebuilding revenue was driven by volume increases due to a greater number of communities with closings, primarily from the acquisition of Royal Oak Homes, and higher average prices. During the second quarter of 2014, the Company closed 191 homes, a 133% increase from the 82 homes closed during the second quarter of 2013, and the average unit price per closing rose 3.3% to $253,000 from $245,000 in the second quarter of 2013. In addition, the Company recorded $0.6 million of land sales and other revenue in the second quarter, compared to $6.8 million in the second quarter of 2013.

Homebuilding gross margin, which excludes commissions, was 18.2% in the second quarter of 2014 compared to 21.0% in the second quarter of 2013. The decrease in gross margin is primarily due to the purchase price accounting impact from the acquisition of Royal Oak Homes in the first quarter of 2014. Aside from this impact, a 300 basis point margin improvement in the active adult segment was largely offset by a similar decrease in the margin of the primary residential segment.

Homebuilding SG&A costs, which include commissions, as a percentage of homebuilding revenue improved to 15.0% in the second quarter of 2014 from 21.7% in the second quarter of 2013. Additionally, corporate general and administrative expenses as a percentage of homebuilding revenue improved to 8.0% in the second quarter of 2014 from 21.3% in the same period a year ago. The improvement in the SG&A margins overall and within the homebuilding operations demonstrates the cost leverage that the Company is achieving in prudently containing its costs while growing the revenue of the business.

The number of new housing contracts signed, net of cancellations, during the three months ended June 30, 2014 increased 136% to 281 units, compared to 119 units during the same period in 2013. The increase in housing contracts was primarily attributable to the increase in selling communities from eight to 18. The average sales price on contracts signed in the second quarter of 2014 rose 5.3% to $258,000 from $245,000 in the second quarter of 2013. The aggregate dollar value of the contracts signed during the second quarter increased 149% to $72.5 million, compared to $29.1 million during the same period one year ago. The backlog value of homes under contract but not yet closed at June 30, 2014 increased 96% to $123.7 million on 480 units, compared to $63.2 million on 276 units at June 30, 2013.

During the second quarter of 2014, the Company continued to invest in the business through $5 million of land and lot acquisitions, $16 million of land development and $32 million in home construction. Additionally, on June 30, 2014, as previously announced, the Company completed a $200 million offering of 8.5% Senior Notes due 2019, providing increased liquidity to its capital structure.

The Company affirmed its previously issued outlook for the full year 2014, as follows:

•	The Company expects to have approximately 30 communities engaged in selling homes and approximately 25 communities engaged in closing home sales at December 31, 2014.

•	The Company expects to have closed in the range of 975 to 1,050 homes for the year ending December 31, 2014.

•	The Company expects the average selling price of homes closed during the year ending December 31, 2014 to be approximately $250,000.

•	The Company expects land sales revenue between $26 and $28 million, with an aggregate gain on sales between $7 and $8 million, each for the year ending December 31, 2014.

•	The Company expects income/loss before taxes for the year ending December 31, 2014 in the range of break-even to a modest loss.

The Company will hold a conference call and webcast on Friday, August 1, 2014 to discuss its second quarter financial results. The conference call will begin at 8:30 a.m. EDT. The conference call can be accessed live over the telephone by dialing (877) 643-7158 or for international callers by dialing (914) 495-8565; please dial-in 10 minutes before the start of the call. A replay will be available on August 1, 2014 at 11:30 a.m. and can be accessed by dialing (855) 859-2056 or for international callers by dialing (404) 537-3406; the conference ID is 77882455. The replay will be available until August 8, 2014. In order to access the live webcast, please go to the Investors section of AV Homes’ website at www.avhomesinc.com and click on the webcast link that will be made available. A replay will be available shortly after the original webcast.

AV Homes, Inc. is engaged in homebuilding, community development and land sales in Florida, Arizona and North Carolina. Its principal operations are conducted near the Orlando, Florida, Phoenix, Arizona and Raleigh/Durham, North Carolina markets. The Company builds communities that serve active adults 55 years and older and people of all ages. AV Homes common shares trade on NASDAQ under the symbol AVHI.

This news release, the conference call and the webcast contain “forward-looking statements” within the meaning of the U.S. federal securities laws, which statements may include information regarding the plans, intentions, expectations, future financial performance, or future operating performance of AV Homes, Inc. Forward-looking statements are based on the expectations, estimates, or projections of management as of the date of this news release, the conference call and the webcast. Although our management believes these expectations, estimates, or projections to be reasonable as of the date of this news release, the conference call and the webcast, forward-looking statements are inherently subject to significant business risks, economic and competitive uncertainties, or other contingencies which could cause our actual results or performance to differ materially from what may be expressed or implied in the forward-looking statements. Such risks and uncertainties include, among others: the stability of certain financial markets; disruption of the credit markets and reduced availability and more stringent financing requirements for commercial and residential mortgages of all types; the number of investor and speculator resale homes for sale and homes in foreclosure in our communities and in the geographic areas in which we develop and sell homes; the increased level of unemployment; the decline in net worth and/or of income of potential buyers; the decline in consumer confidence; the failure to successfully implement our business strategy (including our intentions to focus primarily on the development of active adult communities in the future); shifts in demographic trends affecting demand for active adult and primary housing; the level of immigration and migration into the areas in which we conduct real estate activities; our access to financing; construction defect and home warranty claims; changes in, or the failure or inability to comply with, government regulations; the failure to successfully integrate acquisitions into our business, including our acquisition of Royal Oak Homes, LLC and other factors as are described in “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013 and in our other filings with the Securities and Exchange Commission, which filings are available on www.sec.gov. AV Homes disclaims any intention or obligation to update or revise any forward-looking statements to reflect subsequent events and circumstances, except to the extent required by applicable law.

Investor Contact:

Mike Burnett

EVP, Chief Financial Officer

480-214-7408

m.burnett@avhomesinc.com

AV HOMES, INC. AND SUBSIDIARIES

Consolidated Statements of Operations and Comprehensive Income (Loss)

($000’s omitted, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenues
Real estate revenues
Homebuilding and amenity	$50,855	$22,705	$79,001	$45,253
Land sales	520	6,577	16,226	8,882
Other real estate	72	181	85	438

Total real estate revenues	51,447	29,463	95,312	54,573
Expenses
Real estate expenses
Homebuilding and amenity	49,380	23,025	78,009	45,790
Land sales	294	4,392	12,238	5,257
Other real estate	238	692	759	1,399

Total real estate expenses	49,912	28,109	91,006	52,446
Impairment charges	—	45	—	45
General and administrative expenses	3,852	4,292	8,248	7,997
Interest income and other	(70)	(93)	(173)	(102)
Interest expense	—	1,763	111	3,536

Total expenses	53,694	34,116	99,192	63,922
Equity in earnings (loss) from unconsolidated entities	(6)	(15)	(5)	(78)

Loss before income taxes	(2,253)	(4,668)	(3,885)	(9,427)
Income tax (expense) benefit	—	—	—	—

Net loss and comprehensive loss	(2,253)	(4,668)	(3,885)	(9,427)
Net income (loss) attributable to non-controlling interests in consolidated entities	36	—	329	—

Net loss and comprehensive loss attributable to AV Homes stockholders	$(2,289)	$(4,668)	$(4,214)	$(9,427)

Basic and Diluted Loss Per Share	$(0.10)	$(0.36)	$(0.19)	$(0.74)

AV HOMES, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

($000’s omitted)

	June 30,	December 31,
	2014	2013
	(unaudited)
Assets
Cash and cash equivalents	$212,709	$144,727
Restricted cash	11,348	3,956
Land and other inventories	338,014	240,078
Receivables, net	2,552	3,893
Property and equipment, net	37,070	37,844
Investments in unconsolidated entities	14,610	1,230
Prepaid expenses and other assets	21,420	11,138
Assets held for sale	12,243	23,862
Goodwill	5,976	—

Total Assets	$655,942	$466,728

Liabilities and Equity
Liabilities
Accounts payable	$17,495	$9,757
Accrued and other liabilities	16,165	14,280
Customer deposits and deferred revenues	5,584	2,323
Estimated development liability for sold land	33,201	33,232
Notes payable	299,981	105,402

Total Liabilities	372,426	164,994

Equity
Common Stock, par value $1 per share
Authorized: 50,000,000 shares
Issued: 22,191,500 shares outstanding at June 30, 2014
22,097,252 shares outstanding at December 31, 2013	22,191	22,097
Additional paid-in capital	395,698	394,504
Accumulated deficit	(131,354)	(127,481)

	286,535	289,120
Treasury stock: at cost, 110,874 shares at June 30, 2014 and December 31, 2013	(3,019)	(3,019)

Total AV Homes stockholders’ equity	283,516	286,101
Non-controlling interests	—	15,633

Total Equity	283,516	301,734

Total Liabilities and Equity	$655,942	$466,728

AV HOMES, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

($000’s omitted)

(unaudited)

	Six Months Ended June 30,
	2014	2013
OPERATING ACTIVITIES
Net loss (including net gain or loss attributable to non-controlling interests)	$(3,885)	$(9,427)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,602	1,344
Amortization of stock-based compensation	1,236	615
Impairment of land and other inventories	—	45
Equity loss from unconsolidated entities	5	78
Loss from disposal of assets	—	22
Changes in operating assets and liabilities:
Restricted cash	(7,392)	(43)
Receivables, net	1,341	(83)
Land and other inventories	(66,431)	(17,087)
Assets held for sale	11,619	9,166
Prepaid expenses and other assets	(1,468)	372
Accounts payable, estimated development liability, and accrued and other liabilities	7,781	1,395
Customer deposits and deferred revenues	2,407	1,668

NET CASH USED IN OPERATING ACTIVITIES	(53,185)	(11,935)
INVESTING ACTIVITIES
Investment in property and equipment	(409)	(764)
Proceeds from sales of property and equipment	12	—
Acquisition of Royal Oak Homes	(64,794)	—
Investment in unconsolidated entities	—	(95)
Return of capital from unconsolidated entities	33	—

NET CASH USED IN INVESTING ACTIVITIES	(65,158)	(859)
FINANCING ACTIVITIES
Net proceeds from issuance of common shares	—	35,805
Net proceeds from issuance of preferred shares	—	93,206
Gross proceeds from issuance of 8.5% Notes	200,000	—
Debt issuance costs	(8,297)	—
Principal payments of 4.50% Notes	(5,421)	—
Contributions from consolidated joint venture partner	193	401
Payment of withholding taxes related to restricted stock and units withheld	(150)	(34)

NET CASH PROVIDED BY FINANCING ACTIVITIES	186,325	129,378

INCREASE IN CASH AND CASH EQUIVALENTS	67,982	116,584
Cash and cash equivalents at beginning of period	144,727	79,815

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$212,709	$196,399

The following table provides a comparison of certain financial data related to our operations for the three and six months ended June 30, 2014:

	Three Months		Six Months
	2014	2013	2014	2013
Operating income (loss):
Active adult communities
Revenues
Homebuilding	$25,687	$8,385	$40,019	$18,606
Amenity	1,906	1,771	3,923	3,556
Expenses
Homebuilding	20,506	6,964	31,647	15,215
Homebuilding Selling, General and Administrative	3,903	2,692	7,473	5,273
Amenity	2,008	2,054	3,818	4,107

Segment operating income (loss)	1,176	(1,554)	1,004	(2,433)
Primary residential
Revenues
Homebuilding	22,738	11,739	34,008	21,672
Amenity	524	810	1,051	1,419
Expenses
Homebuilding	19,123	8,934	28,560	16,630
Homebuilding Selling, General and Administrative	3,372	1,677	5,468	3,223
Amenity	468	749	1,043	1,387

Segment operating income (loss)	299	1,189	(12)	1,851
Commercial and industrial and other land sales
Revenues	520	6,577	16,226	8,882
Expenses	294	4,392	12,238	5,257

Segment operating income	226	2,185	3,988	3,625
Other operations
Revenues	72	181	85	438
Expenses	13	115	45	184

Segment operating income	59	66	40	254
Operating income	1,760	1,886	5,020	3,297

Unallocated income (expenses):
Interest income and other	70	93	173	102
Equity loss from unconsolidated entities	(6)	(15)	(5)	(78)
Corporate general and administrative expenses	(3,852)	(4,292)	(8,248)	(7,997)
Interest expense	—	(1,763)	(111)	(3,536)
Other real estate expenses	(225)	(577)	(714)	(1,215)

Loss before income taxes	(2,253)	(4,668)	(3,885)	(9,427)
Income tax expense	—	—	—	—
Net income attributable to non-controlling interests	$(36)	$—	$(329)	$—

Net loss attributable to AV Homes	$(2,289)	$(4,668)	$(4,214)	$(9,427)

Data from closings for the active adult and primary residential homebuilding segments for the three and six months ended June 30, 2014 and 2013 is summarized as follows:

For the three months ended June 30,	Number of Units	Revenues	Average Price Per Unit
2014
Active adult communities	101	$25,636	$254
Primary residential	90	22,741	$253

Total	191	$48,377	$253

2013
Active adult communities	34	$8,385	$247
Primary residential	48	11,739	$245

Total	82	$20,124	$245

For the six months ended June 30,	Number of Units	Revenues	Average Price Per Unit
2014
Active adult communities	157	$39,943	$254
Primary residential	134	33,985	$254

Total	291	$73,928	$254

2013
Active adult communities	73	$18,606	$255
Primary residential	90	21,672	$241

Total	163	$40,278	$247

Data from contracts signed for the active adult and primary residential homebuilding segments for the three and six months ended June 30, 2014 and 2013 is summarized as follows:

For the three months ended June 30,	Gross Number of Contracts Signed	Cancellations	Contracts Signed, Net of Cancellations	Dollar Value	Average Price Per Unit
2014
Active adult communities	147	(15)	132	$34,752	$263
Primary residential	168	(19)	149	37,785	$254

Total	315	(34)	281	$72,537	$258

2013
Active adult communities	102	(12)	90	$20,493	$228
Primary residential	52	(23)	29	8,648	$298

Total	154	(35)	119	$29,141	$245

For the six months ended June 30,
2014
Active adult communities	285	(28)	257	$67,743	$264
Primary residential	253	(29)	224	56,410	$252

Total	538	(57)	481	$124,153	$258

2013
Active adult communities	199	(25)	174	$39,531	$227
Primary residential	124	(44)	80	19,001	$238

Total	323	(69)	254	$58,532	$230

Backlog for the active adult and primary residential homebuilding segments as of June 30, 2014 and 2013 is summarized as follows:

As of June 30	Number of Backlog Units	Dollar Volume	Average Price Per Unit
2014
Active adult communities	227	$60,109	$265
Primary residential	253	63,541	$251

Total	480	$123,650	$258

2013
Active adult communities	164	$38,404	$234
Primary residential	112	24,765	$221

Total	276	$63,169	$229